UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 30, 2020

PDL BioPharma, Inc.

(Exact name of Company as specified in its charter)

000-19756
(Commission File Number)

Delaware	94-3023969
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

932 Southwood Boulevard
Incline Village, Nevada 89451
(Address of principal executive offices, with zip code)

(775) 832-8500
(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	PDLI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 30, 2020, PDL BioPharma, Inc. (“PDL”) and CAT Capital Bidco Limited (“Buyer”), an indirect, wholly-owned subsidiary of Stanley Capital Limited (“Stanley Capital”) entered into a Share Purchase Agreement (the “Agreement”) under which PDL agreed to sell 100% of the outstanding share capital and capital stock in the Company’s wholly-owned subsidiaries, Noden Pharma Designated Activity Company and Noden Pharma USA, Inc. (the “Noden Sale”). After taking into account the expected adjustments for transaction expenses, indebtedness and working capital, payments to PDL are expected to be approximately $12.0 million in connection with the closing of the transaction. The Agreement provides for an additional $33 million to be paid to PDL in twelve equal quarterly installments from January 2021 to October 2023. The Agreement also provides PDL with the potential for two additional contingent payments totaling $3.25 million.

The Noden Sale has been approved by the Board of Directors of all parties, and is expected to close in the third quarter of 2020. The Noden Sale is subject to satisfaction of customary closing conditions.

The foregoing description of the Agreement is only a summary of the material terms thereof, does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which will be filed as an exhibit to PDL’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020.

Item 8.01 Other Events.

Press Release

On July 30, 2020, PDL issued a press release announcing the execution of the Agreement, as well as the other actions contemplated thereby and in connection therewith, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated July 30, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDL BIOPHARMA, INC.
(Company)

By:	/s/ Dominique Monnet
Dominique Monnet
President and Chief Executive Officer

Dated: July 30, 2020

Exhibit Index

Exhibit No.	Description
99.1	Press Release, dated July 30, 2020